ATTACHMENT FOR CURRENT FILING OF N-SAR

SUB-ITEM 77M

Immediately after the close of business on April 30, 2010, the Capital Appreciation Trust will acquire the assets (subject to all the liabilities) of All Cap Growth Trust in exchange for the shares of the Capital Appreciation Trust. The transaction was approved by the Board of Trustees of each portfolio on December 15-17, 2009 and by shareholders of the All Cap Growth Trust on April 16, 2010. The terms of the transactions are set forth in the Plan of Reorganization dated December 19, 2009 attached as Sub-Item 77Q Exhibit A.

Immediately after the close of business on April 30, 2010, the International Value Trust will acquire the assets (subject to all the liabilities) of Overseas Equity Trust in exchange for the shares of the International Value Trust. The transaction was approved by the Board of Trustees of each portfolio on December 15-17, 2009 and by shareholders of the Overseas Equity Trust on April 16, 2010. The terms of the transactions are set forth in the Plan of Reorganization dated December 19, 2009 attached as Sub-Item 77Q Exhibit A.

Immediately after the close of business on April 30, 2010, the International Equity Index Trust A will acquire the assets (subject to all the liabilities) of Pacific Rim Trust in exchange for the shares of the International Equity Index Trust A. The transaction was approved by the Board of Trustees of each portfolio on December 15-17, 2009 and by shareholders of the Pacific Rim Trust on April 16, 2010. The terms of the transactions are set forth in the Plan of Reorganization dated December 19, 2009 attached as Sub-Item 77Q Exhibit A.

Immediately after the close of business on April 30, 2010, the Short Term Government Income Trust will acquire the assets (subject to all the liabilities) of Short Term Bond Trust in exchange for the shares of the Short Term Government Income Trust. The transaction was approved by the Board of Trustees of each portfolio on December 15-17, 2009 and by shareholders of the Short Term Bond Trust on April 16, 2010. The terms of the transactions are set forth in the Plan of Reorganization dated July 21, 2009 attached as Sub-Item 77Q Exhibit A.

Immediately after the close of business on April 30, 2010, the Short Term Government Income Trust will acquire the assets (subject to all the liabilities) of U.S. Government Securities Trust in exchange for the shares of the Short Term Government Income Trust. The transaction was approved by the Board of Trustees of each portfolio on December 15-17, 2009 and by shareholders of the U.S. Government Securities Trust on April 16, 2010. The terms of the transactions are set forth in the Plan of Reorganization dated July 21, 2009 attached as Sub-Item 77Q Exhibit A.

Immediately after the close of business on November 5, 2010, the High Yield Trust will acquire the assets (subject to all the liabilities) of High Income Trust in exchange for the shares of the High Yield Trust. The transaction was approved by the Board of Trustees of each portfolio on March 17-19, 2010 and by shareholders of the High Income Trust on June 28, 2010. The terms of the transactions are set forth in the Plan of Reorganization dated March 19, 2010 attached as Sub-Item 77Q Exhibit B.

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Immediately after the close of business on November 5, 2010, the High Yield Trust will acquire the assets (subject to all the liabilities) of U.S. High Yield Bond Trust in exchange for the shares of the High Yield Trust. The transaction was approved by the Board of Trustees of each portfolio on March 17-19, 2010 and by shareholders of the U.S. High Yield Bond Trust on June 28, 2010. The terms of the transactions are set forth in the Plan of Reorganization dated March 19, 2010 attached as Sub-Item 77Q Exhibit B.